UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2019

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available around February 8, 2019.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•               liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•               failing to maintain and protect our brand, independence, and reputation;

•               failing to differentiate our products and continuously create innovative, proprietary research tools;

•               failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•               trends in the asset management industry, including the increasing popularity of passively managed investment vehicles;

•               inadequacy in our business continuity program in the event of a material emergency or adverse political or regulatory developments;

•               liability related to the storage of personal information related to individuals as well as portfolio and account-level information;

•               compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;

•               an outage of our database, technology-based products and services, or network facilities or the movement of parts of our technology infrastructure to the public cloud;

•               downturns in the financial sector, global financial markets, and global economy;

•               the effect of market volatility on revenue from asset-based fees;

•               the failure of acquisitions and other investments to produce the results we anticipate;

•               the failure to recruit, develop, and retain qualified employees;

•               challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India;

•               liability relating to the acquisition or redistribution of data or information we acquire or errors included therein; and

•               the failure to protect our intellectual property rights or claim of intellectual property infringement against us.

Investor Questions and Answers: January 11, 2019

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and make written responses available on a regular basis. The following answers respond to selected questions received through January 10, 2019.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

Workplace Solutions

1.              Can you provide some color on the Workplace Solutions business and whether you see a potential competitive threat looming from the recently announced partnership of BlackRock and Microsoft to develop software targeting these clients?

Workplace Solutions helps participants in employer-sponsored retirement plans save more and invest better for retirement. Our core products—managed retirement accounts, fiduciary services, and target date offerings—are typically distributed through recordkeeping relationships. According to the initial press release from BlackRock and Microsoft, the two organizations appear to be developing a direct-to-consumer or retail solution for retirement savers based around some kind of annuity or life-time income solution. We feel strongly that the best way for us to grow our business and improve participant outcomes is to continue to expand our distribution footprint within the institutional space, specifically through recordkeepers, advisors and broker-dealers. Additionally, we’ve built a strong competitive position through our data integrations with recordkeepers. These integrations, which we’ve gradually built out over the past 20 years, enable us to deliver on-demand digital advice to individuals within their employer-sponsored retirement plans and to deliver seamless solutions to plan sponsors and advisors.

While many robo-advisors and startups have attempted to penetrate the employer-sponsored DC market that we target, we believe that their lack of recordkeeper integrations may limit them from gaining much traction. In terms of the life-time income solution that BlackRock and Microsoft appear to be creating, our managed retirement accounts solution currently offers participants drawdown solutions that are designed to provide them with a sustainable income in retirement by source. Additionally, our managed retirement account solution can provide participants with recommendations to an annuity if such a product is available to them in their plan. Our recent move into the advisor space and broker-dealer space will also enable us to continue to find new ways to deliver solutions focused on both helping participants grow their retirement savings and spend those savings down once they reach retirement.

PitchBook

2.              You’ve provided total addressable market estimates for some of your key investment areas in the past. Would you please provide your estimate for PitchBook’s total addressable market and explain how and why you believe that PitchBook can capture market share over time?

PitchBook provides comprehensive, detailed data on the private and public markets—including companies, investors, funds, investments, exits and people—to help global business professionals discover and execute opportunities with confidence.

Our core customer segments:

More than 20,000 private market professionals currently use our robust suite of products to gather private market intel, fundraise, source investments, conduct due diligence, execute deals, or network and conduct business development. The core segments we serve include corporations, venture capital, private equity, financial advisories, institutional investors, lenders, and service providers like accounting and law firms.

Addressable market:

We apply a conservative approach to defining the PitchBook addressable market, identifying recently active firms and investors in our core customer segments with use cases that match what we offer. We utilized data from the PitchBook Platform to conduct our analysis and have estimated that the current addressable market for PitchBook totals approximately $1.8 billion between new business sales prospects and growth in our existing client base. PitchBook’s estimated penetration of the addressable market as of the last twelve months ended in Q3 of 2018 is approximately 5%.

We believe that PitchBook is well positioned to increase penetration through its quality of data and rigorous research process, continued product innovation, and sales and marketing process, which has resulted in a 3-year compound annual growth rate for revenue of approximately 60%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: January 11, 2019	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer